Exhibit 10.6(c)

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of November 13, 2000, between INNKEEPERS USA TRUST, a Maryland real estate investment trust (“Company”), and JEFFREY H. FISHER (“Executive”), recites and provides as follows:

WHEREAS, the Company and Executive entered into an Employment Agreement effective February 1, 1997 (“Employment Agreement”); and

WHEREAS, the parties have agreed to amend the Employment Agreement to provide for an increased Base Salary and extend the term.

NOW, THEREFORE, in consideration of the premises and mutual obligations set forth herein and in the Employment Agreement, the parties hereto hereby agree as follows:

1. The first sentence of Section 3 of the Employment Agreement shall be deleted and replaced in its entirety with the following:

“The term of the Executive’s employment hereunder (the “Term”) shall expire on January 2, 2004, unless terminated earlier as provided herein.”

2. Section 4 of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

“The Executive shall devote substantially all of his time, attention and effort to the Company’s affairs; provided that the Company acknowledges that the Executive may, from time to time, hold the position of President of Innkeepers Hospitality, Inc. and/or one or more of its sister companies whose primary business is leasing and/or managing properties in which the Company holds an interest, and that the Executive may devote business time to these companies so long as such activities do not interfere with the performance of Executive’s duties hereunder. The Executive shall have full authority and responsibility, subject to the general direction, approval and control of the Company’s Board of Trustees, for formulating policies and administering the Company in all respects.”

3. Section 5(a) of the Employment Agreement is hereby amended to provide for a annual Base Salary in 2001 of $313,300, subject to increase in each subsequent year of the Term as set forth in Section 5(a).

4. The terms and provisions of the Employment Agreement shall not be deemed to have been changed except as expressly modified hereby, and as so modified the Employment Agreement shall remain in full force and effect.

5. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the 13th day of November, 2000.

THE COMPANY:

INNKEEPERS USA TRUST, a Maryland real estate investment trust

By:	/s/ David Bulger
Its:	Chief Financial Officer and Treasurer

EXECUTIVE:

/s/ Jeffrey H. Fisher
JEFFREY H. FISHER